UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 8, 2009

La Cortez Energy, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-138465	20-5157768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Calle 67 #7-35 Oficina 409, Bogota, Colombia
(Address of principal executive offices)	(Zip Code)

(941) 870-5433
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 8, 2009, our audit committee concluded, upon the advice of management, that our previously issued consolidated financial statements for each of the year-to-date periods ended March 31, 2008, June 30, 2008 and September 30, 2008 (the “Restatement Periods”) presented in our Forms 10-Q filed with the Securities and Exchange Commission on May 15, 2008, August 14, 2008 and November 14, 2008, respectively, will require restatement and should no longer be relied on.

We made this determination after management reconsidered the valuation of 1,000,000 shares (restated for 5:1 forward stock split) of our common stock we issued to a consultant on February 7, 2008 at an original valuation of $0.01 per share (post-5:1 forward stock split), in exchange for services.  Upon review and consideration of the requirements of EITF 96-18 regarding the valuation of this stock, management has concluded that the shares issued to the consultant should have been valued at $1.00 per share (post-5:1 forward stock split) based on the $1.00 per share stock price we received in our private placement that closed on March 14, 2008.  The Company’s financial statements for the Restatement Periods will be restated to recognize additional non-cash expense in the amount of $990,000 in each of the Restatement Periods.

Our audit committee has discussed the matters disclosed in this Form 8-K under Item 4.02 with our independent registered public accounting firm, BDO Seidman, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Cortez Energy, Inc.

Date: April 9, 2009	By:	/s/ Andres Gutierrez
Andres Gutierrez
President and Chief Executive Officer